Exhibit 1.01

Conflict Minerals Report of Celestica Inc.

For the reporting period from January 1, 2015 to December 31, 2015

This Conflict Minerals Report (CMR) of Celestica Inc. (“Celestica” or the “Company”) has been prepared pursuant to Rule 13p-1 (“Rule 13p-1”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period of January 1, 2015 to December 31, 2015.

Introduction

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in such Rule are necessary to the functionality or production of those products.  The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten (the “Conflict Minerals”).  The “Covered Countries” for the purposes of Rule 13p-1 are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Celestica is a multinational electronics manufacturing services (EMS) company headquartered in Toronto, Canada. The Company’s global network is comprised of approximately 25 sites in 13 countries in the Americas, Europe and Asia.  The Company manufactures, or contracts to manufacture, certain products for which Conflict Minerals are necessary to their functionality or production.

Celestica builds products for a wide variety of leading OEMs (original equipment manufacturers), to be marketed under the OEMs’ brands. Typically, the OEM specifies all parts to be included in the product through an Approved Vendor List (AVL). As a result, Celestica does not control the selection of suppliers or materials sources unless specifically instructed to do so by its customers.

Description of the Company’s Products Covered by this CMR

This CMR relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015.

These products, which are referred to in this CMR collectively as the “Covered Products,” consist of printed circuit board assemblies and complete system builds for the following end products: wireless controllers, network switches (Communications equipment), servers, routers (Enterprise Computing equipment), measuring devices, scanner control devices, automated teller machine control boards, power delivery systems (industrial equipment), in-flight entertainment modules, cockpit control systems (Aerospace and Defense products), ultrasound imaging machines and control boards for laboratory test equipment (HealthTech devices), photovoltaic solar panels (Renewable Energy equipment) and wafer fabrication equipment modules and automation (Capital Equipment).

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

In accordance with Rule 13p-1, the Company has conducted in good faith a reasonable country of origin inquiry (RCOI) regarding the Conflict Minerals necessary to the functionality or production of the products it manufactures or contracts to manufacture.  This RCOI was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries and whether any of such Conflict Minerals may be from recycled or scrap sources.

Celestica engaged with its immediate (Tier 1) suppliers to collect information about the presence and sourcing of Conflict Minerals used in products and components supplied to the Company. For new Tier 1 suppliers that came on board in 2015, such engagement also included the provision of Celestica’s Conflict Minerals Policy to such suppliers, and education on Celestica’s position regarding Conflict Minerals sourcing practices and the requirements of Rule 13p-1.  Information was collected using the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template (CMRT).

Supplier responses were evaluated for plausibility, consistency, and gaps both in terms of which products were stated to contain or not contain necessary Conflict Minerals, as well as their origin. Additional supplier contacts were conducted to address various issues, including implausible statements regarding no presence of Conflict Minerals, incomplete data on the CMRT, responses that did not identify smelters or refiners, responses which indicated a sourcing location without complete supporting information from the supply chain, and organizations that were identified as smelter or refiners, but not verified as such through further analysis and research.

Celestica engaged a third-party information management service provider to assist with the collection and review of supplier data.

In addition to the RCOI, the Company also exercised due diligence on the source and chain of custody of its necessary Conflict Minerals where the Company, based on its RCOI, had reason to believe that such Conflict Minerals may have originated in the Covered Countries and may not be from recycled or scrap sources.

The following criteria were used to determine which supply chains and associated smelters or refiners (SORs) were moved to the due diligence step:

•                              Supplier reported sourcing from Covered Countries;

•                              Provided SOR data indicated sourcing from a mine located in the Covered Countries;

•                              Listed SOR has been reported to source from a mine located in the Covered Countries (based on information contained within the database of our third-party information management service provider, from independent certification programs, or from Internet research/available public reports);

•                              An indication that the SOR sourced from a Covered Country; or

•                              Information provided about the SOR indicated the origin of the materials was not from a known reserve.

A total of 3,019 suppliers were surveyed and responded as part of the RCOI process. Of these suppliers, 58% responded “yes” as to having one or more of the Conflict Minerals as necessary to the functionality or production of the products they supply to Celestica. An aggregate of 321 individual SORs were identified as used by such suppliers; however, no SOR information obtained from any supplier corresponded specifically to products/components supplied to the Company.

The Company’s due diligence measures were designed to conform to the framework in the Organization for Economic Cooperation and Development’s (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements.

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals.  The Company does not purchase Conflict Minerals directly from mines, smelters or refiners.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.  However, because the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, the Company has also taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The OECD Guidance identifies five due diligence steps:

Step 1: Establish Strong Company Management Systems

Step 2: Identify and Assess Risks in the Supply Chain

Step 3: Design and Implement a Strategy to Respond to Identified Risks

Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence

Step 5: Report Annually on Supply Chain Due Diligence

It is important to note that the OECD Guidance was written for both upstream and downstream companies in the supply chain. As Celestica is a downstream company in the supply chain, its due diligence practices were tailored accordingly.

In addition to the RCOI described in detail above, the following constitute the procedures the Company used to identify supply chain risks in relation to Conflict Minerals in the Covered Products, and the due diligence activities undertaken to respond to those risks.

OECD Guidance Step 1: Establish strong company management systems

A management system is a framework of policies, procedures, processes and organizational structure that help enable a company to complete all tasks necessary to achieve its objectives. Celestica has established such a system by taking the following steps.

Adopt a conflict minerals policy

Celestica’s Conflict Minerals policy is publicly available at www.celestica.com. It states:

The mining and trading of Coltan (the metal ore from which Tantalum is extracted), Wolframite (the metal ore from which Tungsten is extracted), Cassiterite (the metal ore from which Tin is extracted), and Gold, and their respective derivatives, originating from the Democratic Republic of Congo (“DRC”) or adjoining countries (the “DRC Region”) has financed conflict, resulting in widespread human rights violations and environmental degradation. Section 1502(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Conflict Minerals Law”) requires SEC reporting companies to undertake an inquiry as to the source and chain of custody of conflict minerals and to make certain disclosures in connection therewith.

Celestica fully supports the objectives of this legislation, which aims to minimize violence and environmental damage in the DRC Region. We will comply with all applicable obligations under the Conflict Minerals Law. Celestica expects that all suppliers will comply with the Conflict Minerals Law and provide all necessary declarations using the EICC/GeSI Conflict Minerals Reporting Template. These measures will be used in conjunction with industry initiatives such as the Conflict-Free Smelter Program to reasonably assure that the Conflict Minerals in the products we manufacture or contract to manufacture do not directly or indirectly finance or benefit armed groups in the DRC Region. Celestica will assess future business with suppliers who are noncompliant with this policy.

Celestica is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.

Assemble an internal team to support supply chain due diligence

Celestica has established a management system for Conflict Minerals. This management system includes an internal Conflict Minerals steering committee made up of senior management from Corporate Compliance, Finance, Supply Chain Management and Commodity Management functions, and a Supply Chain Management (SCM) Environmental Engineering team to manage Conflict Minerals activities. The steering committee is updated on the results of Celestica’s due diligence efforts on a regular basis.

Establish a system of controls and transparency over the mineral supply chain

To provide better transparency within Celestica’s mineral supply chains and to facilitate communication of policies and expectations, Celestica engaged a third-party information management service provider to complement and support its internal management processes. In addition, an on-line system is used to identify suppliers in Celestica’s mineral supply chains and the relationships between them (e.g., Tier 1, Tier 2, etc.), collect, store, and review information on Conflict Minerals sourcing practices, track information on SORs, and flag risks based on SOR sourcing practices. This system is designed to allow collection and housing of data on supply chain circumstances which can be updated to reflect changing realities within the supply chain, such as new customer-supplier relationships, new products, etc.

Strengthen company engagement with suppliers

Celestica engaged with suppliers through multiple communication outreaches by email and phone to educate suppliers on Celestica’s expectations for sourcing and Conflict Minerals policy, and the requirements of Rule 13p-1.  Suppliers were provided various avenues to obtain additional information and guidance regarding Celestica’s Conflict Minerals compliance program, including an on-line supplier education portal, and contact email addresses and telephone numbers for obtaining answers to questions and/or guidance on completing the information request.

OECD Guidance Step 2: Identify and Assess Risks in the Supply Chain

The following steps are recommended by the OECD to identify and assess risks in mineral supply chains.

Identify the Smelters or Refiners (SORs) in the supply chain

The Company attempted to obtain information on identified SORs using a database maintained by its third-party information management service provider, as well as through internet searches, other research activities (e.g., reviewing government databases and industry and trade organization lists), and contact with suppliers providing SOR information on their CMRTs. The Company also followed up where a sourcing location provided (country of mine origin) is not believed to be a known reserve for the given metal.

Engage with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas

Identified SORs were matched against available lists of processors that have been certified as “conflict-free” by internationally-recognized industry validation schemes, such as the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Responsible Gold Audit Programme and the Responsible Jewellery Council’s Chain-of-Custody Certification Program. Suppliers and products associated with certified SORs were assumed to meet the OECD Guidance due diligence standards and responsibly source their materials.

If the SOR was not certified by an internationally-recognized scheme, the SOR was contacted up to 3 times to gain more information about its sourcing practices, including countries of origin and transfer, and whether there were any internal due diligence procedures in place or other processes the SOR takes to track the chain-of-custody on the source of its mineral ores. Relevant information requested included whether the SOR had a documented, effective and communicated conflict-free policy, and/or an accounting system and documentation to support traceability of materials.

OECD Guidance Step 3: Design and Implement a Strategy to Respond to Identified Risks

Celestica implemented the following measures to address high risk SORs:

Report findings to senior management

A monthly update is provided to Celestica’s Conflict Minerals steering committee on the progress and findings of the RCOI and due diligence.

Devise and adopt a risk management plan, monitor and track risk mitigation, and evaluate supplier relationship

Celestica is an EMS company that builds products for leading OEMs according to specifications provided by the OEM to Celestica. Typically, the OEM specifies all parts included in the product through an AVL. As a result, Celestica does not control selection of suppliers or materials sources unless specifically instructed to do so by its customers. Whenever a risk is identified, Celestica will inform the customer of the risk in the supply chain and work with such customer to manage and mitigate the risk.

For parts that Celestica designs or over which Celestica has engineering control, if a risk is identified, Celestica will work with its suppliers to express its concerns about providing revenue to armed groups within the Covered Countries. Celestica will work with suppliers to provide a roadmap intended to ensure that the Conflict Minerals they supply to Celestica will be DRC Conflict-Free. If a supplier refuses to comply, Celestica will assess future business with the supplier.

OECD Guidance Step 4: Carry out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence

This OECD step does not require or define audits for downstream companies.  However, downstream companies can support these audits by supporting or joining industry organizations.

Celestica does not typically have a direct relationship with Conflict Minerals smelters or refiners and does not perform direct audits of these entities within its supply chain. However, as a member of the EICC, Celestica is a participant in the Conflict-Free Sourcing Initiative (CFSI), a joint initiative between the EICC and the Global e-Sustainability Initiative (GeSI). Celestica participates in the ongoing discussions and updates of the CFSI Conflict-Free Smelter program (CFSP), an audit program designed to validate SORs’ sourcing practices.  Through the CFSP validation process, which is voluntary, an independent third party audits the procurement and processing activities of a SOR to determine if it showed sufficient documentation to demonstrate with reasonable confidence that the minerals the SOR processed originated from conflict-free sources.

OECD Guidance Step 5: Report Annually on Supply Chain Due Diligence.

In fulfilling this step, Celestica’s Conflict Minerals steering committee:

a.              Provided management with periodic process updates during the reporting period and through the filing date;

b.              Informed management of due diligence efforts and results; and

c.               Completed and filed this Conflict Minerals Report, and the Form SD to which it relates, which are publicly available at www.celestica.com.

Due Diligence Results

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the precise facilities used to process all Conflict Minerals in the Covered Products.

With respect to the 321 SORs identified as used by the Company’s suppliers, 214 were certified as conflict-free by the CFSP and listed on the Conflict-Free Smelter Program’s website as conflict-free certified. The 321 SOR facilities that were identified pursuant to the due diligence process, and their certification, where applicable, are set forth below.

Smelter Name	Metal	Certification
Advanced Chemical Company	Gold
Aida Chemical Industries Co., Ltd.	Gold	CFSP
Aktyubinsk Copper Company TOO	Gold
Al Etihad Gold Refinery DMCC	Gold
Allgemeine Gold-und Silberscheideanstalt A.G.	Gold	CFSP
Almalyk Mining and Metallurgical Complex (AMMC)	Gold
AngloGold Ashanti Córrego do Sítio Mineração	Gold	CFSP
Argor-Heraeus SA	Gold	CFSP
Asahi Pretec Corporation	Gold	CFSP
Asahi Refining Canada Limited	Gold	CFSP
Asahi Refining USA Inc.	Gold	CFSP
Asaka Riken Co., Ltd.	Gold	CFSP
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	CFSP

Aurubis AG	Gold	CFSP
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	CFSP
Bauer Walser AG	Gold
Boliden AB	Gold	CFSP
C. Hafner GmbH + Co. KG	Gold	CFSP
Caridad	Gold
CCR Refinery — Glencore Canada Corporation	Gold	CFSP
Cendres + Métaux SA	Gold
Chimet S.p.A.	Gold	CFSP
Chugai Mining	Gold
Daejin Indus Co., Ltd.	Gold
Daye Non-Ferrous Metals Mining Ltd.	Gold
Do Sung Corporation	Gold
Doduco	Gold	CFSP
Dowa	Gold	CFSP
Eco-System Recycling Co., Ltd.	Gold	CFSP
Elemetal Refining, LLC	Gold	CFSP
Emirates Gold DMCC	Gold
Faggi Enrico S.p.A.	Gold
Gansu Seemine Material Hi-Tech Co., Ltd.	Gold
Geib Refining Corporation	Gold
Guangdong Jinding Gold Limited	Gold
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold
Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold
Heimerle + Meule GmbH	Gold	CFSP
Heraeus Ltd. Hong Kong	Gold	CFSP
Heraeus Precious Metals GmbH & Co. KG	Gold	CFSP
Hunan Chenzhou Mining Co., Ltd.	Gold
Hwasung CJ Co., Ltd.	Gold
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Gold
Ishifuku Metal Industry Co., Ltd.	Gold	CFSP
Istanbul Gold Refinery	Gold	CFSP
Japan Mint	Gold	CFSP
Jiangxi Copper Company Limited	Gold	CFSP
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Gold	CFSP
JSC Uralelectromed	Gold	CFSP
JX Nippon Mining & Metals Co., Ltd.	Gold	CFSP
Kaloti Precious Metals	Gold
Kazakhmys Smelting LLC	Gold
Kazzinc	Gold	CFSP
Kennecott Utah Copper LLC	Gold	CFSP
KGHM Polska Miedź Spółka Akcyjna	Gold
Kojima Chemicals Co., Ltd.	Gold	CFSP

Korea Metal Co., Ltd.	Gold
Korea Zinc Co. Ltd.	Gold
Kyrgyzaltyn JSC	Gold
L’ azurde Company For Jewelry	Gold	CFSP
Lingbao Gold Company Limited	Gold
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold
LS-NIKKO Copper Inc.	Gold	CFSP
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold
Materion	Gold	CFSP
Matsuda Sangyo Co., Ltd.	Gold	CFSP
Metahub Industries Sdn. Bhd.	Gold
Metalor Technologies (Hong Kong) Ltd.	Gold	CFSP
Metalor Technologies (Singapore) Pte., Ltd.	Gold	CFSP
Metalor Technologies (Suzhou) Ltd.	Gold
Metalor Technologies SA	Gold	CFSP
Metalor USA Refining Corporation	Gold	CFSP
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Gold	CFSP
Mitsubishi Materials Corporation	Gold	CFSP
Mitsui Mining and Smelting Co., Ltd.	Gold	CFSP
MMTC-PAMP India Pvt., Ltd.	Gold	CFSP
Morris and Watson	Gold
Moscow Special Alloys Processing Plant	Gold	CFSP
Nadir Metal Rafineri San. Ve Tic. A.Ş.	Gold	CFSP
Navoi Mining and Metallurgical Combinat	Gold
Nihon Material Co., Ltd.	Gold	CFSP
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Gold	CFSP
Ohura Precious Metal Industry Co., Ltd.	Gold	CFSP
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Gold	CFSP
OJSC Kolyma Refinery	Gold
OJSC Novosibirsk Refinery	Gold	CFSP
PAMP SA	Gold	CFSP
Penglai Penggang Gold Industry Co., Ltd.	Gold
Prioksky Plant of Non-Ferrous Metals	Gold	CFSP
PT Aneka Tambang (Persero) Tbk	Gold	CFSP
PX Précinox SA	Gold	CFSP
Rand Refinery (Pty) Ltd.	Gold	CFSP
Republic Metals Corporation	Gold	CFSP
Royal Canadian Mint	Gold	CFSP
SAAMP	Gold
Sabin Metal Corp.	Gold
Samduck Precious Metals	Gold
SAMWON Metals Corp.	Gold

SAXONIA Edelmetalle GmbH	Gold
Schone Edelmetaal B.V.	Gold	CFSP
SEMPSA Joyería Platería SA	Gold	CFSP
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CFSP
Sichuan Tianze Precious Metals Co., Ltd.	Gold	CFSP
Singway Technology Co., Ltd.	Gold	CFSP
So Accurate Group, Inc.	Gold
SOE Shyolkovsky Factory of Secondary Precious Metals	Gold	CFSP
Solar Applied Materials Technology Corp.	Gold	CFSP
Sumitomo Metal Mining Co., Ltd.	Gold	CFSP
T.C.A S.p.A	Gold	CFSP
Tanaka Kikinzoku Kogyo K.K.	Gold	CFSP
The Great Wall Gold and Silver Refinery of China	Gold
The Refinery of Shandong Gold Mining Co., Ltd.	Gold	CFSP
Tokuriki Honten Co., Ltd.	Gold	CFSP
Tongling Nonferrous Metals Group Co., Ltd.	Gold
Tony Goetz NV	Gold
Torecom	Gold
Umicore Brasil Ltda.	Gold	CFSP
Umicore Precious Metals Thailand	Gold	CFSP
Umicore SA Business Unit Precious Metals Refining	Gold	CFSP
United Precious Metal Refining, Inc.	Gold	CFSP
Valcambi SA	Gold	CFSP
Western Australian Mint trading as The Perth Mint	Gold	CFSP
WIELAND Edelmetalle GmbH	Gold
Yamamoto Precious Metal Co., Ltd.	Gold	CFSP
Yokohama Metal Co., Ltd.	Gold	CFSP
Yunnan Copper Industry Co., Ltd.	Gold
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CFSP
Zijin Mining Group Co., Ltd. Gold Refinery	Gold	CFSP
Avon Specialty Metals Ltd	Tantalum
Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CFSP
Conghua Tantalum and Niobium Smeltry	Tantalum	CFSP
D Block Metals, LLC	Tantalum	CFSP
Duoluoshan	Tantalum	CFSP
E.S.R. Electronics	Tantalum
Exotech Inc.	Tantalum	CFSP
F&X Electro-Materials Ltd.	Tantalum	CFSP
FIR Metals & Resource Ltd.	Tantalum	CFSP
Global Advanced Metals Aizu	Tantalum	CFSP
Global Advanced Metals Boyertown	Tantalum	CFSP
Guangdong Zhiyuan New Material Co., Ltd.	Tantalum	CFSP

Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Tantalum	CFSP
H.C. Starck Co., Ltd.	Tantalum	CFSP
H.C. Starck GmbH Goslar	Tantalum	CFSP
H.C. Starck GmbH Laufenburg	Tantalum	CFSP
H.C. Starck Hermsdorf GmbH	Tantalum	CFSP
H.C. Starck Inc.	Tantalum	CFSP
H.C. Starck Ltd.	Tantalum	CFSP
H.C. Starck Smelting GmbH & Co.KG	Tantalum	CFSP
Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CFSP
Hi-Temp Specialty Metals, Inc.	Tantalum	CFSP
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CFSP
Jiangxi Tuohong New Raw Material	Tantalum
JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CFSP
Jiujiang Tanbre Co., Ltd.	Tantalum	CFSP
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CFSP
KEMET Blue Metals	Tantalum	CFSP
KEMET Blue Powder	Tantalum	CFSP
King-Tan Tantalum Industry Ltd.	Tantalum	CFSP
LSM Brasil S.A.	Tantalum	CFSP
Metallurgical Products India Pvt., Ltd.	Tantalum	CFSP
Mineração Taboca S.A.	Tantalum	CFSP
Mitsui Mining & Smelting	Tantalum	CFSP
Molycorp Silmet A.S.	Tantalum	CFSP
Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CFSP
Plansee SE Liezen	Tantalum	CFSP
Plansee SE Reutte	Tantalum	CFSP
QuantumClean	Tantalum	CFSP
Resind Indústria e Comércio Ltda	Tantalum	CFSP
RFH Tantalum Smeltry Co., Ltd.	Tantalum	CFSP
Solikamsk Magnesium Works OAO	Tantalum	CFSP
Taki Chemicals	Tantalum	CFSP
Telex Metals	Tantalum	CFSP
Tranzact, Inc.	Tantalum	CFSP
Ulba Metallurgical Plant JSC	Tantalum	CFSP
XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CFSP
Yichun Jin Yang Rare Metal Co., Ltd.	Tantalum	CFSP
Zhuzhou Cemented Carbide	Tantalum	CFSP
Alpha	Tin	CFSP
An Thai Minerals Company Limited	Tin
An Vinh Joint Stock Mineral Processing Company	Tin
Chenzhou Yunxiang Mining and Metallurgy Company Limited	Tin
China Tin Group Co., Ltd.	Tin	CFSP
CNMC (Guangxi) PGMA Co., Ltd.	Tin

Cooperativa Metalurgica de Rondônia Ltda.	Tin	CFSP
CV Ayi Jaya	Tin	CFSP
CV Dua Sekawan	Tin
CV Gita Pesona	Tin	CFSP
CV Serumpun Sebalai	Tin	CFSP
CV Tiga Sekawan	Tin
CV United Smelting	Tin	CFSP
CV Venus Inti Perkasa	Tin	CFSP
Dowa	Tin	CFSP
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin
Elmet S.L.U. (Metallo Group)	Tin	CFSP
EM Vinto	Tin	CFSP
Estanho de Rondônia S.A.	Tin
Feinhütte Halsbrücke GmbH	Tin
Fenix Metals	Tin	CFSP
Gejiu Fengming Metalurgy Chemical Plant	Tin
Gejiu Kai Meng Industry and Trade LLC	Tin
Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CFSP
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin
Gejiu Zili Mining And Metallurgy Co., Ltd.	Tin
Guanyang Guida Nonferrous Metal Smelting Plant	Tin
HuiChang Hill Tin Industry Co., Ltd.	Tin
Huichang Jinshunda Tin Co., Ltd.	Tin
Jiangxi Ketai Advanced Material Co., Ltd.	Tin	CFSP
Linwu Xianggui Ore Smelting Co., Ltd.	Tin
Magnu’s Minerais Metais e Ligas Ltda.	Tin	CFSP
Malaysia Smelting Corporation (MSC)	Tin	CFSP
Melt Metais e Ligas S/A	Tin	CFSP
Metahub Industries Sdn. Bhd.	Tin
Metallic Resources, Inc.	Tin	CFSP
Metallo-Chimique N.V.	Tin	CFSP
Mineração Taboca S.A.	Tin	CFSP
Minsur	Tin	CFSP
Mitsubishi Materials Corporation	Tin	CFSP
Nankang Nanshan Tin Manufactory Co., Ltd.	Tin
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin
Novosibirsk Processing Plant Ltd.	Tin
O.M. Manufacturing (Thailand) Co., Ltd.	Tin	CFSP
O.M. Manufacturing Philippines, Inc.	Tin	CFSP
Operaciones Metalurgical S.A.	Tin	CFSP
Phoenix Metal Ltd.	Tin
PT Alam Lestari Kencana	Tin

PT Aries Kencana Sejahtera	Tin	CFSP
PT Artha Cipta Langgeng	Tin	CFSP
PT ATD Makmur Mandiri Jaya	Tin	CFSP
PT Babel Inti Perkasa	Tin	CFSP
PT Bangka Kudai Tin	Tin
PT Bangka Prima Tin	Tin	CFSP
PT Bangka Putra Karya	Tin	CFSP
PT Bangka Timah Utama Sejahtera	Tin
PT Bangka Tin Industry	Tin	CFSP
PT Belitung Industri Sejahtera	Tin	CFSP
PT BilliTin Makmur Lestari	Tin	CFSP
PT Bukit Timah	Tin	CFSP
PT Cipta Persada Mulia	Tin	CFSP
PT DS Jaya Abadi	Tin	CFSP
PT Eunindo Usaha Mandiri	Tin	CFSP
PT Fang Di MulTindo	Tin
PT Inti Stania Prima	Tin	CFSP
PT Justindo	Tin	CFSP
PT Karimun Mining	Tin
PT Kijang Jaya Mandiri	Tin
PT Mitra Stania Prima	Tin	CFSP
PT Panca Mega Persada	Tin	CFSP
PT Pelat Timah Nusantara Tbk	Tin
PT Prima Timah Utama	Tin	CFSP
PT Refined Bangka Tin	Tin	CFSP
PT Sariwiguna Binasentosa	Tin	CFSP
PT Seirama Tin Investment	Tin
PT Stanindo Inti Perkasa	Tin	CFSP
PT Sukses Inti Makmur	Tin	CFSP
PT Sumber Jaya Indah	Tin	CFSP
PT Supra Sukses Trinusa	Tin
PT Timah (Persero) Tbk Kundur	Tin	CFSP
PT Timah (Persero) Tbk Mentok	Tin	CFSP
PT Tinindo Inter Nusa	Tin	CFSP
PT Tirus Putra Mandiri	Tin
PT Wahana Perkit Jaya	Tin	CFSP
Resind Indústria e Comércio Ltda	Tin	CFSP
Rui Da Hung	Tin	CFSP
Soft Metais Ltda.	Tin	CFSP
Thaisarco	Tin	CFSP
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin
VQB Mineral and Trading Group JSC	Tin	CFSP
White Solder Metalurgia e Mineração Ltda.	Tin	CFSP

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin
Yunnan Tin Group (Holding) Company Limited	Tin	CFSP
A.L.M.T. TUNGSTEN Corp.	Tungsten	CFSP
ACL Metais Eireli	Tungsten
Asia Tungsten Products Vietnam Ltd.	Tungsten	CFSP
Chenzhou Diamond Tungsten Products Co., Ltd.	Tungsten	CFSP
Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CFSP
Dayu Jincheng Tungsten Industry Co., Ltd.	Tungsten
Dayu Weiliang Tungsten Co., Ltd.	Tungsten
Fujian Jinxin Tungsten Co., Ltd.	Tungsten	CFSP
Ganxian Shirui New Material Co., Ltd.	Tungsten
Ganzhou Huaxing Tungsten Products Co., Ltd.	Tungsten	CFSP
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CFSP
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Tungsten
Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CFSP
Ganzhou Yatai Tungsten Co., Ltd.	Tungsten	CFSP
Global Tungsten & Powders Corp.	Tungsten	CFSP
Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CFSP
H.C. Starck GmbH	Tungsten	CFSP
H.C. Starck Smelting GmbH & Co.KG	Tungsten	CFSP
Hunan Chenzhou Mining Co., Ltd.	Tungsten	CFSP
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Tungsten
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Tungsten
Hunan Chunchang Nonferrous Metals Co., Ltd.	Tungsten	CFSP
Hydrometallurg, JSC	Tungsten	CFSP
Japan New Metals Co., Ltd.	Tungsten	CFSP
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten
Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Tungsten
Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CFSP
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Tungsten	CFSP
Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten
Kennametal Fallon	Tungsten
Kennametal Huntsville	Tungsten	CFSP
Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CFSP
Moliren Ltd	Tungsten
Niagara Refining LLC	Tungsten	CFSP
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Tungsten	CFSP
Philippine Chuangin Industrial Co., Inc.	Tungsten
Pobedit, JSC	Tungsten
Sanher Tungsten Vietnam Co., Ltd.	Tungsten

Tejing (Vietnam) Tungsten Co., Ltd.	Tungsten	CFSP
Vietnam Youngsun Tungsten Industry Co., Ltd.	Tungsten	CFSP
Wolfram Bergbau und Hütten AG	Tungsten	CFSP
Woltech Korea Co., Ltd.	Tungsten
Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CFSP
Xiamen Tungsten Co., Ltd.	Tungsten	CFSP
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Tungsten
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Tungsten	CFSP

Based on the information obtained in the Company’s due diligence process, and given the fact that: not all of the SORs identified by the Company’s suppliers are certified by an independent third-party as “conflict-free”; the SOR information obtained from suppliers did not correspond specifically to products/components supplied to the Company; and necessary Conflict Minerals in a particular Covered Product may be sourced from multiple SORs, although the Company was able to determine that certain of its necessary Conflict Minerals in the Covered Products were from Covered Countries (as described below), it could not determine the country of origin for all Covered Products.  In addition, based on the foregoing, the Company was unable to determine whether the necessary Conflict Minerals in the Covered Products that were from the Covered Countries were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups in the Covered Countries, as such term is defined in Rule 13p-1.  However, of all responding suppliers in the Company’s due diligence process, none indicated (at any point during the RCOI or due diligence process) that it had sourced Conflict Minerals to the Company that directly or indirectly benefitted or financed such armed groups in the Covered Countries.

Based on the information that has been obtained, the Company has reasonably determined that the countries of origin of its necessary Conflict Minerals include those set forth below.  The Company’s efforts to determine the mine(s) or location of origin with the greatest possible specificity are described in the RCOI and due diligence discussion above.

Metals	Country of Origin
Gold

Argentina, Armenia, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, DRC- Congo (Kinshasa), France, Germany, Ghana, Guinea, Guyana, Hong Kong, India, Indonesia, Italy, Japan, Jersey, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Namibia, Netherlands, Papua New Guinea, Peru, Philippines, Portugal, Russia, Saudi Arabia, Singapore, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Arab Emirates, United Kingdom, United States, Uzbekistan, Zambia

Tantalum

Australia, Austria, Belarus, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Estonia, Ethiopia, Germany, India, Japan, Kazakhstan, Malaysia, Mexico, Mozambique, Namibia, Niger, Nigeria, Peru, Russia, Rwanda, Sierra Leone, Switzerland, Thailand, United States, Zimbabwe

Tin

Australia, Belgium, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Ethiopia, Germany, Hong Kong, India, Indonesia, Japan, Jersey, Kazakhstan, Malaysia, Mexico, Morocco, Mozambique, Myanmar, Niger, Nigeria, Peru, Philippines, Poland, Portugal, Russia, Rwanda, Singapore, Spain, Switzerland, Taiwan, Thailand, United States, Uzbekistan, Vietnam

Tungsten

Australia, Austria, Bolivia, Brazil, Burundi, Canada, China, Estonia, Ethiopia, Germany, India, Japan, Malaysia, Mexico, Mozambique, Namibia, Niger, Nigeria, Peru, Portugal, Russia, Rwanda, Sierra Leone, Spain, Thailand, United States, Vietnam, Zimbabwe

Celestica intends to undertake the following steps during the next compliance period to improve the due diligence conducted to further determine whether Conflict Minerals in its Covered Products are sourced from the Covered Countries, or are from recycled or scrap sources, and to mitigate the risk that its necessary Conflict Minerals sourced from Covered Countries finance or benefit armed groups, including:

•                  Engage suppliers that responded in 2015 to refresh and update sourcing information as appropriate;

•                  Review and update the list of products and associated suppliers designated as “in-scope”;

•                  Encourage suppliers to implement responsible sourcing; and

•                  Participate in industry initiatives encouraging “conflict-free” supply chains.

Caution Concerning Forward-Looking Statements

Certain statements in this report are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “intends,” “expects,” “plans,” “believes,” “estimates,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by law.